--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A

                                AMENDMENT NO. 1
                                 CURRENT REPORT

                             ---------------------

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 2, 1997

                            ------------------------

                       AXIOHM TRANSACTION SOLUTIONS, INC.
           ---------------------------------------------------------

             (Exact name of registrant as specified in its charter)

          CALIFORNIA                       0-13459                             94-2917470
  (State or jurisdiction of        (Commission File Number)       (I.R.S. Employer Identification No.)
incorporation or organization)

                            15070 AVENUE OF SCIENCE
                          SAN DIEGO, CALIFORNIA 92128
              ---------------------------------------------------

         (Address, including zip code, of principal executive offices)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (619) 451-3485

            -------------------------------------------------------

         (Former name or former address, if changed since last report)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    This Amendment No. 1 to the Registrant's Current Report on Form 8-K dated October 2, 1997 (the "Form 8-K"), originally filed with the Securities and Exchange Commission (the "SEC") on October 17, 1997, is being filed solely for the purpose of amending Item 7, Financial Statements and Exhibits, to the Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

    (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                         INDEX TO FINANCIAL STATEMENTS

Report of Independent Accountants......................................................          4

Consolidated Balance Sheet of Axiohm S.A. as of December 31, 1996 and December 31,
  1995.................................................................................          5

Consolidated Statement of Income of Axiohm S.A. for the Years Ended December 31, 1996,
  1995 and 1994........................................................................          6

Consolidated Statement of Cash Flows of Axiohm S.A. for the Years Ended December 31,
  1996, 1995 and 1994..................................................................          7

Consolidated Statement of Shareholders' Equity of Axiohm S.A. for the Years Ended
  December 31, 1996, 1995 and 1994.....................................................          8

Notes to the Consolidated Financial Statements.........................................          9

Unaudited Consolidated Balance Sheet of Axiohm S.A. as of June 30, 1997 and Audited
  Consolidated Balance Sheet of Axiohm S.A. as of December 31, 1996....................         25

Unaudited Consolidated Statement of Income of Axiohm S.A. for the Six Months Ended June
  30, 1997 and 1996....................................................................         26

Unaudited Consolidated Statement of Cash Flows of Axiohm S.A. for the Six Months Ended
  June 30, 1997 and 1996...............................................................         27

Notes to the Unaudited Consolidated Financial Statements...............................         28

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of Axiohm S.A.

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Axiohm S.A. and its subsidiaries at December 31, 1996 and 1995 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with United States generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with United States generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE

Paris,
September 12, 1997

                                  AXIOHM S.A.

                           CONSOLIDATED BALANCE SHEET

               (IN THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA)

                                                                                                         DECEMBER 31,
                                                                                                     --------------------
                                                                                           NOTE        1995       1996
                                                                                           -----     ---------  ---------
ASSETS
Current assets:
  Cash and cash equivalents...........................................................               $     636  $   1,839
  Accounts receivable, net............................................................           3       9,700     10,552
  Inventories, net....................................................................           4      13,506     13,900
  Loan to related party...............................................................          17          --      1,832
  Other current assets................................................................                   2,435      1,454
                                                                                                     ---------  ---------
    Total current assets..............................................................                  26,277     29,577

Property, plant and equipment, net....................................................           5      11,002     11,235
Goodwill..............................................................................           6       2,254      2,606
Other assets..........................................................................                     651        560
                                                                                                     ---------  ---------
    Total assets......................................................................               $  40,184  $  43,978
                                                                                                     ---------  ---------
                                                                                                     ---------  ---------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................................................               $   6,675  $   7,480
  Bank overdraft......................................................................                     545         --
  Current portion of long-term debt...................................................           8       1,748      1,267
  Current portion of capital lease and financing obligations..........................           9          84        139
  Current portion of government grant obligations.....................................          11         327        916
  Other current liabilities...........................................................           7       4,185      5,703
                                                                                                     ---------  ---------
    Total current liabilities.........................................................                  13,564     15,505

Long-term debt........................................................................           8      13,087      4,821
Capital lease and financing obligations...............................................           9       1,662      1,543
Government grant obligations..........................................................          11       2,600      1,846
Deferred income taxes.................................................................          13       1,482      1,557
Other long-term liabilities...........................................................          14       1,812      2,273
                                                                                                     ---------  ---------
    Total liabilities.................................................................               $  34,207  $  27,545
                                                                                                     ---------  ---------
Commitments and contingencies.........................................................          10          --         --

Shareholders' equity:
  Common stock, ordinary shares "A" par value FF 100 at December 31, 1995 and FF 500 at December 31, 1996; 38,000 shares authorized and outstanding at December 31,
    1995; 38,405 shares authorized and outstanding at December 31, 1996...............          15   $     616  $   3,579
  Common stock, ordinary shares "B" par value FF 500, 2,735 shares authorized and
    outstanding at December 31, 1996..................................................                      --        262
  Capital in excess of par value......................................................                      66        326
  Retained earnings...................................................................                   5,434     12,149
  Foreign currency translation adjustment.............................................                    (139)       117
                                                                                                     ---------  ---------

    Total shareholders' equity........................................................                   5,977     16,433
                                                                                                     ---------  ---------

    Total liabilities and shareholders' equity........................................               $  40,184  $  43,978
                                                                                                     ---------  ---------
                                                                                                     ---------  ---------

   The accompanying notes are an integral part of the consolidated financial statements.

                                  AXIOHM S.A.

                        CONSOLIDATED STATEMENT OF INCOME

                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                  ----------------------------------
                                                                        NOTE         1994        1995        1996
                                                                        -----     ----------  ----------  ----------
Revenue:
  Net sales........................................................       3       $   23,952  $   72,155  $   95,302
  Other income.....................................................      12              858          --          --
                                                                                  ----------  ----------  ----------
                                                                                      24,810      72,155      95,302
Costs and expenses:
  Costs of products sold...........................................                  (15,095)    (52,202)    (66,390)
  Selling, general and administrative..............................                   (4,506)     (9,200)    (11,013)
  Research and development.........................................                   (3,310)     (5,836)     (6,648)
  Goodwill amortization............................................       6               --        (161)       (200)
                                                                                  ----------  ----------  ----------

Total costs and expenses...........................................                  (22,911)    (67,399)    (84,251)
                                                                                  ----------  ----------  ----------

Income from operations.............................................                    1,899       4,756      11,051

Interest income....................................................                       90         158         158
Interest expense...................................................                     (244)     (1,889)     (1,032)
Other income.......................................................      12              167          --       1,033
                                                                                  ----------  ----------  ----------

Income before income taxes.........................................                    1,912       3,025      11,210
Provision for income taxes.........................................      13             (482)     (1,095)     (4,406)
                                                                                  ----------  ----------  ----------

Net income.........................................................               $    1,430  $    1,930  $    6,804
                                                                                  ----------  ----------  ----------
                                                                                  ----------  ----------  ----------

   The accompanying notes are an integral part of the consolidated financial statements.

                                  AXIOHM S.A.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                                      YEAR ENDED DECEMBER 31,
                                                                                  --------------------------------
                                                                                     1994       1995       1996
                                                                                  ----------  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income....................................................................  $    1,430  $   1,930  $   6,804
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization...............................................       1,070      2,696      2,921
    Deferred income taxes.......................................................         756       (155)       458
    Provision for inventory obsolescence........................................          57      1,040         87
    Provision for long-term liabilities.........................................          94        184        461
    Other.......................................................................          --         36        213
  Effect on cash of changes in operating assets and liabilities:
    Decrease/(increase) in accounts receivable..................................         580     (4,659)    (2,215)
    Increase in inventories.....................................................      (1,411)    (1,896)      (823)
    Increase in other current assets............................................        (220)      (248)      (517)
    (Decrease)/increase in accounts payable.....................................        (437)       160      2,700
    Increase in other current liabilities.......................................         720      1,371      1,137
    (Decrease)/increase in income tax payable...................................        (420)       678        618
    Decrease in deferred revenue................................................         (58)      (130)      (107)
                                                                                  ----------  ---------  ---------
Net cash provided by operating activities.......................................  $    2,161  $   1,007  $  11,737
                                                                                  ----------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  IPB acquisition, net of cash acquired (Note 2)................................  $  (15,644) $      --  $      --
  Capital expenditures..........................................................      (2,190)    (2,955)    (3,056)
  Proceeds from disposition of property, plant and equipment....................          --         53         71
  Other.........................................................................        (203)      (123)       (12)
                                                                                  ----------  ---------  ---------
Net cash used in investing activities...........................................  $  (18,037) $  (3,025) $  (2,997)
                                                                                  ----------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Bank overdraft................................................................  $     (540) $     409  $    (545)
  Net borrowings under lines of credit..........................................         645        953       (128)
  Proceeds from long-term debt..................................................      15,301      1,000         --
  Principal repayments under long-term debt.....................................        (371)    (4,992)    (8,446)
  Proceeds from government grants...............................................         716      2,204        338
  Proceeds from financing arrangements (Note 9).................................          --      1,600         --
  Repayment of government grants................................................          --       (196)      (308)
  Principal repayments under financing obligations..............................          --        (36)      (119)
  Payment of dividends..........................................................        (342)        --       (411)
  Proceeds from stock issuance, net of issuance costs (Note 15).................          --         --      3,807
  Net loans/repayments to related parties.......................................         602         --     (1,851)
                                                                                  ----------  ---------  ---------
Net cash provided by/(used in) financing activities.............................  $   16,011  $     942  $  (7,663)
                                                                                  ----------  ---------  ---------
Effect of foreign exchange rate changes on cash and cash equivalents............  $      399  $     216  $     126
                                                                                  ----------  ---------  ---------

Change in cash and cash equivalents.............................................  $      534  $    (860) $   1,203
Cash and cash equivalents at beginning of year..................................         962      1,496        636
                                                                                  ----------  ---------  ---------
Cash and cash equivalents at end of year........................................  $    1,496  $     636  $   1,839
                                                                                  ----------  ---------  ---------
                                                                                  ----------  ---------  ---------
SUPPLEMENTAL CASH FLOW DISCLOSURES:
CASH PAID DURING THE YEAR FOR:
  Interest......................................................................  $      157  $   1,649  $     845
  Income taxes, net of refunds..................................................         140        604      3,245
NON-CASH TRANSACTIONS:
  Capital lease obligations.....................................................          --  $   1,750  $     163
  Accrual for contingent purchase price consideration (Note 10).................          --         --        552

   The accompanying notes are an integral part of the consolidated financial statements.

                                  AXIOHM S.A.

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                (IN THOUSANDS OF U.S. DOLLARS EXCEPT SHARE DATA)

                                                 NUMBER OF SHARES        COMMON STOCK
                                               --------------------  --------------------   CAPITAL
                                                                                              IN                      FOREIGN
                                                      CLASS                 CLASS           EXCESS                   CURRENCY
                                               --------------------  --------------------   OF PAR     RETAINED     TRANSLATION
                                                   A          B          A          B        VALUE     EARNINGS     ADJUSTMENT
                                               ---------  ---------  ---------  ---------  ---------  -----------  -------------
BALANCE AT DECEMBER 31, 1993.................     38,000         --  $     616  $      --  $      66   $   2,416     $    (225)

Net income...................................         --         --         --         --         --       1,430            --
Dividends....................................         --         --         --         --         --        (342)           --
Currency translation adjustment..............         --         --         --         --         --          --           341
                                               ---------  ---------  ---------  ---------  ---------  -----------       ------
BALANCE AT DECEMBER 31, 1994.................     38,000         --  $     616  $      --  $      66   $   3,504     $     116

Net income...................................         --         --         --         --         --       1,930            --
Currency translation adjustment..............         --         --         --         --         --          --          (255)
                                               ---------  ---------  ---------  ---------  ---------  -----------       ------

BALANCE AT DECEMBER 31, 1995.................     38,000         --  $     616  $      --  $      66   $   5,434     $    (139)
Issuance of Common Stock "A".................        405         --          8         --        489          --            --
Issuance of Common Stock "B".................         --      2,735         --         52      3,297          --            --
Stock issuance costs.........................         --         --         --         --        (39)         --            --
Increases in nominal value of each share from
  FF 100 to FF 500...........................         --         --      2,955        210     (3,165)         --            --
Allocation to restricted reserves............         --         --         --         --       (322)        322            --
Dividends....................................         --         --         --         --         --        (411)           --
Net income...................................         --         --         --         --         --       6,804            --
Currency translation adjustment..............         --         --         --         --         --          --           256
                                               ---------  ---------  ---------  ---------  ---------  -----------       ------
BALANCE AT DECEMBER 31, 1996.................     38,405      2,735  $   3,579  $     262  $     326   $  12,149     $     117
                                               ---------  ---------  ---------  ---------  ---------  -----------       ------
                                               ---------  ---------  ---------  ---------  ---------  -----------       ------


                                                 TOTAL
                                               ---------
BALANCE AT DECEMBER 31, 1993.................  $   2,873
Net income...................................      1,430
Dividends....................................       (342)
Currency translation adjustment..............        341
                                               ---------
BALANCE AT DECEMBER 31, 1994.................  $   4,302
Net income...................................      1,930
Currency translation adjustment..............       (255)
                                               ---------
BALANCE AT DECEMBER 31, 1995.................  $   5,977
Issuance of Common Stock "A".................        497
Issuance of Common Stock "B".................      3,349
Stock issuance costs.........................        (39)
Increases in nominal value of each share from
  FF 100 to FF 500...........................         --
Allocation to restricted reserves............         --
Dividends....................................       (411)
Net income...................................      6,804
Currency translation adjustment..............        256
                                               ---------
BALANCE AT DECEMBER 31, 1996.................  $  16,433
                                               ---------
                                               ---------

     The accompanying notes are integral part of the consolidated financial statements.

                                  AXIOHM S.A.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Axiohm S.A. ("Axiohm") designs, develops, manufactures and services printers, printer components and printing systems utilizing thermal and impact technologies. Axiohm's customers include major point-of-sale providers, gasoline pump manufacturers, banking systems suppliers and other manufacturers of equipment printing slips, tickets or receipts. Axiohm operates on a worldwide basis with significant activities in North America and Europe.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    A. BASIS OF PRESENTATION

The financial statements of Axiohm include the accounts of its wholly owned subsidiaries in the United States, Hong Kong and Japan. All intercompany accounts and transactions have been eliminated.

These accompanying financial statements have been presented in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

    B. USE OF ESTIMATES

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ from estimates.

    C. GOODWILL

Axiohm amortizes costs in excess of the fair value of net assets acquired using the straight-line method over an estimated useful life of fifteen years.

    D. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are recorded at cost and depreciated using the straight-line method over the following estimated useful lives of the related assets:

Buildings.......................................  20 to 40
                                                  years
Machinery and equipment.........................  3 to 5 years
Molds and tooling...............................  3 to 5 years
Furniture and fixtures..........................  3 to 7 years
Computer software...............................  1 to 3 years

    E. INVENTORIES

Inventories are valued at the lower of cost or market, cost being determined using the first-in, first-out ("FIFO") method.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    F. CASH AND CASH EQUIVALENTS

Cash equivalents consist principally of short-term highly liquid money market funds with original maturities of less than three months.

    G. REVENUE

Revenue from product sales is recognized at the time of shipment. Service revenue is recognized upon completion of the service activity and the shipment of the repaired product to the customer.

    H. RESEARCH & DEVELOPMENT COSTS

Research and development costs are expensed as incurred. Certain government research grants, which are repayable in the event that the related research project proves to be successful, are recognized as a deduction to expenses when the research project has been determined to be unsuccessful and all other conditions of the grant have been satisfied.

    I. TRANSLATION OF FINANCIAL STATEMENTS

Axiohm's financial results have been reported in U.S. dollars. The functional currencies of Axiohm's subsidiaries are the local currencies where the subsidiaries operate. When translating local currency based financial statements into U.S. dollars, assets and liabilities are translated at the year end rate unless hedged by forward foreign exchange contracts, in which case the rates specified in such forward contracts are used, while income and expenses are translated using the average rate for the year. Translation differences are presented as a component of shareholders' equity.

    J. FOREIGN CURRENCY HEDGES

Axiohm uses forward foreign exchange contracts and options in its management of currency risks and Axiohm does not hold or issue financial instruments for trading purposes. Unrealized gains and losses on forward contracts to hedge specific future currency transactions are deferred and recognized against the matching losses and gains on the specific transactions.

    K. CONCENTRATION OF CREDIT RISK

Axiohm sells products to various customers across several industries throughout the world. Axiohm performs on-going credit evaluations of its customers and maintains reserves for potential credit losses. Such losses have been within management's expectations. Axiohm generally requires no collateral from its customers.

    L. INCOME TAXES

Axiohm follows Statement of Financial Accounting Standard No. 109 ("SFAS 109"), ACCOUNTING FOR INCOME TAXES. Under SFAS 109, the tax provision is determined under the liability method. Under this method deferred tax assets and liabilities are recognized based on the differences between the financial reporting and the tax bases of assets and liabilities using presently enacted tax rates. Valuation allowances are

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) established on deferred tax assets when management estimates that it is more likely than not that some or all of deferred tax benefits will not be realized.

    M. GOVERNMENT GRANTS AND SUBSIDIES

Grants received from government agencies for the acquisition of property and equipment are netted against the related capital expenditure. Grants for investments in foreign countries are deferred and recognized as a deduction to expenses if and when the conditions for the grant have been satisfied. Subsidies received for employee training are recognized as a deduction to expenses during the period in which the related costs are incurred.

    N. FAIR VALUE OF FINANCIAL INSTRUMENTS

At December 31, 1994, 1995 and 1996, the carrying amount of Axiohm's financial instruments, including cash and cash equivalents, trade receivables, trade payables and other accrued liabilities, approximates their fair value due to their short-term maturities. Based on quoted market prices and rates of interest available to Axiohm, the carrying amount of its debt instruments and other long-term liabilities at December 31, 1994, 1995 and 1996 also approximates fair value.

    O. PROFIT SHARING AND RETIREMENT INDEMNITY PLANS

Substantially all Axiohm employees participate in statutory profit sharing and retirement indemnity plans. Amounts owed under the profit sharing plan are based on a formula prescribed by French law. Benefit obligations under the retirement indemnity plan are determined based on length of service, annual remuneration and job grade. These obligations and the related compensation expense are recorded in the financial statements of the period during which the related benefits are earned.

    P. POST-RETIREMENT MEDICAL PLAN

Certain Axiohm employees participate in a defined benefit post-retirement medical plan. Axiohm's projected benefit obligation relating to such benefits is calculated and recorded in accordance with Statement of Financial Accounting Standards No. 106 ("SFAS 106"), ACCOUNTING FOR POST-RETIREMENT BENEFITS.

    Q. NEW ACCOUNTING STANDARDS

In March 1995, Statement of Financial Accounting Standards No. 121 ("SFAS 121"), ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF was issued. This statement requires that long-lived assets held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. This statement was implemented for the year ended December 31, 1996. The adoption of this accounting standard had no significant impact on the financial position or results of operations of Axiohm. Axiohm will continually assess impairment of long-lived assets and certain identifiable intangibles whenever changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Effective January 1, 1996, Axiohm adopted Statement of Accounting Standards No. 123 ("SFAS 123"), ACCOUNTING FOR STOCK-BASED COMPENSATION. This statement defines a fair value based method of accounting for employee options or similar equity instruments and encourages all entities to adopt that method of accounting. However, it also allows an entity to continue to measure compensation costs using the intrinsic value based method of accounting prescribed by Accounting Principle Board Opinion No. 25 ("APB 25"), ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. Axiohm has elected to account for its employee stock compensation plan under the provisions of APB 25.

2. IPB ACQUISITION

On December 29, 1994, Axiohm acquired the net assets of the printer division of NCR ("the Seller") (formerly AT&T Global Information Solutions Company). The acquisition was accounted for using the purchase method and the results of the division have been included since that date.

The aggregate purchase price of the net assets acquired was $15.6 million including acquisition costs and was financed through 12 year term loans subscribed for a total amount of approximately $15.0 million and credit line facilities of approximately $0.6 million. The agreement also provides for additional contingent consideration for up to $5.0 million for each of the three years ending December 31, 1995, 1996 and 1997 to be paid to the Seller to the extent that sales made by Axiohm to the Seller exceed certain minimums specified in the purchase agreement. Any additional cosideration is allocated to goodwill. In the year ended December 31, 1996, sales of products to the Seller did exceed such minimums and an adjustment of $552 was made to goodwill (See Note 10).

The purchase price has been allocated to the assets acquired and liabilities assumed based upon fair market values at the date of acquisition. The fair value of assets acquired and liabilities assumed is as follows:

Current assets....................................................  $   8,032
Property, plant and equipment.....................................      8,664
Other assets......................................................        298
Goodwill..........................................................      2,415
Current liabilities...............................................     (2,568)
Long-term liabilities.............................................     (1,197)
                                                                    ---------
                                                                    $  15,644
                                                                    ---------
                                                                    ---------

The following unaudited statement of revenue, gross margin, income from operations and net income for the year ended December 31, 1994 is presented as if the acquisition had been made at the beginning of the period. The financial information utilized for the division in computing the following pro forma has been derived from unaudited financial records carved out from the Seller's own accounts and presented by the Seller to Axiohm at the time of acquisition. These records include actual results for the nine-month period ended September 30, 1994 and an estimate of the results for the three-month period ended December 31, 1994 as provided by the Seller.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

2. IPB ACQUISITION (CONTINUED)
The unaudited pro forma information is not necessarily indicative of the revenue, gross margin, income from operations or net income that would have occurred had the purchase been made at the beginning of the period.

                                                                                               DECEMBER 31, 1994
                                                                                             PRO FORMA (UNAUDITED)
                                                                                             ---------------------
Revenue....................................................................................        $  66,218
Gross margin...............................................................................           18,923
Income from operations.....................................................................            4,142
Net income.................................................................................            3,032

In connection with this acquisition, Axiohm and the Seller entered into a three year OEM purchase agreement under which the Seller undertakes to purchase at least 75% of its requirements for certain products from Axiohm at prices specified in the agreement. On September 2, 1997, Axiohm entered into a new three-year contract with NCR. The New NCR contract does not obligate NCR to purchase a minimum of 75% of its requirements for transaction printers of the type manufactured by Axiohm, but does provide that NCR and Axiohm intend and expect that NCR will purchase from Axiohm substantially all of its requirements for transaction printers.

3. ACCOUNTS RECEIVABLE, NET

                                                                                                   DECEMBER 31,
                                                                                               --------------------
                                                                                                 1995       1996
                                                                                               ---------  ---------
Trade accounts receivable....................................................................  $   9,838  $  10,690

Less: allowance for doubtful accounts........................................................       (138)      (138)
                                                                                               ---------  ---------

Accounts receivable, net.....................................................................  $   9,700  $  10,552
                                                                                               ---------  ---------
                                                                                               ---------  ---------

For the years ended December 31, 1994, 1995 and 1996, revenue in the amount of $2,063, $46,278 and $49,502, respectively, came from sales to NCR representing approximately 9%, 64% and 52%, respectively, of Axiohm's total net sales. At December 31, 1995 and 1996, accounts receivable from this customer were $4,239 and $2,860, respectively. All amounts are due within one year.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

4. INVENTORIES, NET

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1995       1996
                                                                          ---------  ---------
Raw materials and components............................................  $  11,992  $  13,345
Work in process.........................................................      2,152        949
Semi-finished and finished goods........................................      1,555      1,793
                                                                          ---------  ---------
                                                                             15,699     16,087

Less: allowance for obsolescence........................................     (2,193)    (2,187)
                                                                          ---------  ---------
Inventories, net........................................................  $  13,506  $  13,900
                                                                          ---------  ---------
                                                                          ---------  ---------

5. PROPERTY, PLANT AND EQUIPMENT, NET

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1995       1996
                                                                          ---------  ---------
Land....................................................................  $     803  $     755
Buildings...............................................................      5,085      5,355
Machinery and equipment.................................................      1,763      1,797
Molds and tooling.......................................................      5,788      6,471
Furniture, fixtures and fittings........................................      3,845      4,704
                                                                          ---------  ---------
                                                                             17,284     19,082

Less: accumulated depreciation..........................................     (6,282)    (7,847)
                                                                          ---------  ---------
Property, plant and equipment, net......................................  $  11,002  $  11,235
                                                                          ---------  ---------
                                                                          ---------  ---------

Depreciation expense for the years ended December 31, 1994, 1995 and 1996 was $1,044, $2,421 and $2,721, respectively.

6. GOODWILL

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1995       1996
                                                                          ---------  ---------
Goodwill................................................................  $   2,415  $   2,967
Less: accumulated amortization..........................................       (161)      (361)
                                                                          ---------  ---------
Goodwill, net...........................................................  $   2,254  $   2,606
                                                                          ---------  ---------
                                                                          ---------  ---------

Amortization expense for the years ended December 31, 1994, 1995 and 1996 was $0, $161 and $200, respectively.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

7. OTHER CURRENT LIABILITIES

                                                                                   DECEMBER 31,
                                                                               --------------------
                                                                                 1995     1996
                                                                               ---------  ---------
Accrued salaries and benefits................................................  $   2,172  $   2,501
Customer advances............................................................        654        989
Accrued warranty expenses....................................................        485        718
Income taxes.................................................................        371        500
Other taxes..................................................................        224        381
NCR earnout..................................................................         --        552
Relocation accrual...........................................................        262         --
Other........................................................................         17         62
                                                                               ---------  ---------
Total other current liabilities..............................................  $   4,185  $   5,703
                                                                               ---------  ---------
                                                                               ---------  ---------

8. LONG-TERM DEBT

    Axiohm has entered into borrowing arrangements with various banks for loans denominated in French Francs ("FF"), U.S. Dollars ("USD") and Japanese Yen ("JPY").

                                                                                   DECEMBER 31,
                                                                               --------------------
                                                                                 1995       1996
                                                                               ---------  ---------
Revolving credit line up to $8,000, the first $3,000 at lender's prime rate plus three quarters (9.75% at December 31, 1995 and 9.5% at December 31,
  1996), the next $5,000 at lender's prime plus one quarter (9.25% at
  December 31, 1995 and 9.00% at December 31, 1996), payable in full January
  1, 1998, secured by inventory, accounts receivable, contract rights,
  equipment and general intangibles..........................................  $   1,302  $   1,174
Revolving credit line in FF, USD or JPY up to an equivalent
  amount of FF 4.5 million at the quarterly weighted average interest rate on the Interbank Money Market plus 1.0% or lender's prime rate plus 1.0%
  (5.75% at December 31, 1995 and 4.31% at December 31, 1996),
  payable in full January 1, 1998, secured by Axiohm's accounts receivable...        301         --
Business loan at 10% collateralized by various assets; balance paid
  in full in July 1996.......................................................      3,045         --
Bank mortgage loan at lender's prime rate plus three quarters (9.75% at
  December 31, 1995 and 9.5% at December 31, 1996), payable in monthly installments of $44 (including interest) through 1997, amortized on twelve-year schedule beginning in 1998, with balloon for full outstanding balance due January 1, 2000; payment collateralized by building, machinery
  and equipment..............................................................      4,019      3,868
Three bank loans in FF at rates between 4.6% and 7.25%, payable
  from 1997 to 2002, secured by Axiohm's equipment...........................      1,328      1,046
Bank loan in FF to acquire IPB assets at PIBOR one year rate plus
  1.2% payable in seven yearly installments through 2001, secured by
  IPB shares; balance paid in full in 1996...................................      4,373         --
Five business loans in FF at rates between 5.75% and 8.75%, secured
  by Axiohm's equipment; balance paid in full in 1996........................        467         --
                                                                               ---------  ---------
                                                                               $  14,835  $   6,088
Less current portion.........................................................     (1,748)    (1,267)
                                                                               ---------  ---------
Total long-term debt.........................................................  $  13,087  $   4,821
                                                                               ---------  ---------
                                                                               ---------  ---------

    Commitment fees on the total amount of the revolving credit line in USD are payable annually at an annual rate of 0.25%.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

8. LONG-TERM DEBT (CONTINUED)
    At December 31, 1996, annual maturities of long-term debt are as follows:

YEAR ENDING DECEMBER 31,
-----------------------------------------------------------------------------------------
1997.....................................................................................  $   1,267
1998.....................................................................................        391
1999.....................................................................................        750
2000.....................................................................................      3,427
2001.....................................................................................        165
2002 and thereafter......................................................................         88
                                                                                           ---------
    Total................................................................................  $   6,088
                                                                                           ---------
                                                                                           ---------

9. CAPITAL LEASE AND FINANCING OBLIGATIONS

    a. CAPITAL LEASES

Axiohm and its subsidiaries lease office equipment and vehicles under various capital lease contracts with terms extending through December 31, 2000.

    b. FINANCING ARRANGEMENT

In 1994, Axiohm negotiated a FF 8.0 million ($1.6 million) grant from various agencies of the government of France to subsidize the purchase and improvement of certain properties in France. The agreement is structured as a sale/leaseback transaction in which title to the purchased property was sold to a government agency in exchange for a cash payment of FF 16 million ($3.2 million) and subsequently leased back for a fifteen year period. The terms of the agreement provide for a bargain purchase option at the conclusion of the lease term, hence the sale/leaseback transaction has been accounted for as financing arrangement in which the related assets and a corresponding obligation are recorded in Axiohm's financial statements. A financing obligation representing the proceeds for the sale/leaseback component of the transaction has been netted against the underlying capital expenditure. At December 31, 1996, Axiohm has a contingent liability to repay, in whole or in part, grants received of approximately FF 8.0 million ($1.6 million), in the event Axiohm does not meet the requirements of the grant including minimum employment levels through 1997, minimum capital expenditures and continued use of the building throughout the lease term.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

9. CAPITAL LEASE AND FINANCING OBLIGATIONS (CONTINUED)
Future minimum lease commitments under capital leases and the financing arrangement at December 31, 1996 are as follows:

                                                                   CAPITAL
YEAR ENDING DECEMBER 31,                                           LEASES      FINANCING     TOTAL
---------------------------------------------------------------  -----------  -----------  ---------
1997...........................................................   $     102    $     189   $     291
1998...........................................................         102          189         291
1999...........................................................          47          189         236
2000...........................................................          19          189         208
2001...........................................................          --          189         189
2002 and thereafter............................................          --        1,600       1,600
                                                                      -----   -----------  ---------
Total minimum lease payments...................................   $     270    $   2,545   $   2,815
                                                                      -----   -----------
                                                                      -----   -----------
Less: amounts representing interest............................                               (1,133)
                                                                                           ---------
Present value of minimum lease payments........................                                1,682
Current portion................................................                                 (139)
                                                                                           ---------
Long-term portion of capital lease obligations.................                            $   1,543
                                                                                           ---------
                                                                                           ---------

Included in property, plant and equipment in the accompanying consolidated balance sheets are the following assets under capital leases and the financing arrangement:

                                                                               DECEMBER 31,
                                                                           --------------------
                                                                             1995       1996
                                                                           ---------  ---------
Building at cost.........................................................  $   1,634  $   1,527
Equipment at cost........................................................        150        310
                                                                           ---------  ---------
                                                                               1,784      1,837
Less: accumulated depreciation...........................................        (64)      (210)
                                                                           ---------  ---------
Assets under capital leases and financing arrangement, net...............  $   1,720  $   1,627
                                                                           ---------  ---------
                                                                           ---------  ---------

10. COMMITMENTS AND CONTINGENCIES

In connection with the 1994 acquisition of what is now its Axiohm IPB subsidiary, Axiohm is contingently liable to the Seller for up to $5.0 million for each of the three years ending December 31, 1995, 1996 and 1997, for additional purchase consideration (See Note 2). As of December 31, 1996, Axiohm had accrued $552 for contingent payments resulting from 1996 sales performance.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

11. GOVERNMENT GRANT OBLIGATIONS

French government agencies provide various long-term grants to promote fundamental research programs and to encourage commercial implementation overseas. The reimbursement of such grants is contingent upon the success of the related program.

    These grants are as follows:

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1995       1996
                                                              ---------  ---------
Fundamental research........................................  $   1,709  $   1,488
Commercial implementation in Asia...........................      1,218      1,274
                                                              ---------  ---------
                                                                  2,927      2,762
Less: current portion.......................................       (327)      (916)
                                                              ---------  ---------
Long-term portion...........................................  $   2,600  $   1,846
                                                              ---------  ---------
                                                              ---------  ---------

12. SUPPLEMENTARY INCOME STATEMENT DISCLOSURES

    A. REVENUE

        In 1994, Axiohm received revenue in respect of liquidation damages from three customers for a total amount of $ 0.9 million. This amount represents indemnities to Axiohm for the non-fulfillment of contractual terms by these customers.

    B. OTHER INCOME

        At the end of 1995 and into 1996, Axiohm received insurance proceeds of $ 1.0 million in compensation for the loss of revenue and commercial damage caused by water in the thermal head clean room of the Puiseaux facility. The insurance proceeds have been included in other income.

13. INCOME TAXES

Axiohm operates internationally and tax rates are subject to applicable tax legislation in the country in which it operates. The domestic and foreign components of pre-tax income are as follows:

                                                         DECEMBER 31,
                                                   -------------------------
                                                    1994     1995     1996
                                                   -------  -------  -------
Domestic (France) pre-tax income/(loss)..........  $ 1,979  $(1,011) $ 4,780
Foreign pre-tax (loss)/income....................      (67)   4,036    6,430
                                                   -------  -------  -------
Total............................................  $ 1,912  $ 3,025  $11,210
                                                   -------  -------  -------
                                                   -------  -------  -------

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

13. INCOME TAXES (CONTINUED)
    The provision for income tax consists of:

                                                               DECEMBER 31,
                                                      -------------------------------
                                                        1994       1995       1996
                                                      ---------  ---------  ---------
CURRENT INCOME TAX EXPENSE/(CREDIT)
  Domestic..........................................  $    (283) $    (359) $   1,159
  Foreign...........................................          9      1,609      2,789
                                                      ---------  ---------  ---------
Total...............................................  $    (274) $   1,250  $   3,948
                                                      ---------  ---------  ---------
                                                      ---------  ---------  ---------
DEFERRED INCOME TAX EXPENSE/(CREDIT)
  Domestic..........................................  $     661  $    (280) $     577
  Foreign...........................................         95        125       (119)
                                                      ---------  ---------  ---------
Total...............................................  $     756  $    (155) $     458
                                                      ---------  ---------  ---------
                                                      ---------  ---------  ---------

    A reconciliation of the differences between income tax expense computed at the French statutory rate and Axiohm's reported income tax provision is as follows:

                                                                DECEMBER 31,
                                                       -------------------------------
                                                         1994       1995       1996
                                                       ---------  ---------  ---------
Statutory rate.......................................       33.3%      36.7%      36.7%
  Tax research credit................................      (14.8)     (11.9)        --
  Non utilized foreign entities losses...............        5.9        6.8        1.7
  Effect of tax rate differences in foreign
    jurisdictions....................................        0.8        1.7        1.1
  Effect of change in tax rate on domestic deferred
    taxes............................................         --        2.8         --
  Other..............................................         --        0.1       (0.2)
                                                       ---------  ---------        ---
Effective Tax Rate...................................       25.2%      36.2%      39.3%
                                                       ---------  ---------        ---
                                                       ---------  ---------        ---

A tax research credit of approximately $285 and $359 was recorded at December 31, 1994 and 1995, respectively. The tax research credit was based on an increase in research and development expenditure. Additionally, certain tax losses in foreign jurisdictions were unavailable for offset against taxable income.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

13. INCOME TAXES (CONTINUED)
    The components of deferred tax assets/(liabilities) are as follows:

                                                                DECEMBER 31,
                                                            --------------------
                                                              1995       1996
                                                            ---------  ---------
Deferred tax assets:
  Post-retirement benefit obligation......................  $     643  $     677
  Investment grants.......................................        578        504
  Operating loss carry forwards...........................        815        388
  Other...................................................        403        720
                                                            ---------  ---------
Total deferred tax assets.................................      2,439      2,289
  Less: valuation allowance...............................       (260)      (388)
                                                            ---------  ---------
Net deferred tax assets...................................  $   2,179  $   1,901
                                                            ---------  ---------
                                                            ---------  ---------
Deferred tax liabilities:
  Long-term tax reserve...................................  $  (1,756) $  (1,603)
  Plant and equipment.....................................       (576)      (639)
  Goodwill................................................       (436)      (407)
  Provisions..............................................         --       (304)
  Other...................................................        (27)       (22)
                                                            ---------  ---------
Total deferred tax/liabilities............................  $  (2,795) $  (2,975)
                                                            ---------  ---------
                                                            ---------  ---------

    Axiohm recorded a valuation allowance of $260 and $388 at December 31, 1995 and 1996, respectively, for net operating loss carry forwards in certain tax jurisdictions since realization of these future benefits cannot be reasonably assured. These net operating loss carry forwards expire at varying dates through 2001.

14. OTHER LONG-TERM LIABILITIES

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1995       1996
                                                              ---------  ---------
Provision for post-retirement benefit.......................      1,341      1,436
Other.......................................................        471        837
                                                              ---------  ---------
Total.......................................................      1,812      2,273
                                                              ---------  ---------
                                                              ---------  ---------

    Axiohm is currently obligated to provide certain post-retirement medical and life insurance benefits to approximately 100 employees who have met certain requirements as to age (generally 55) and length of service (generally 10 years, which includes a minimum of 5 years after January 1, 1995). Axiohm accounts for the cost of these benefits in accordance with SFAS 106. Axiohm funds these costs on a pay-as-you-go basis. The post-retirement benefit expense for the years ended December 31, 1994, 1995 and 1996 amounts to $0 to $144 and $96, respectively.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

14. OTHER LONG-TERM LIABILITIES (CONTINUED)
    The total obligation recognized in the balance sheet at December 31, 1995 and 1996 was as follows:

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1995       1996
                                                              ---------  ---------
Accumulated post-retirement benefit obligation:
  Active--not fully eligible................................  $   1,471  $     374
  Retired...................................................         --         66
                                                              ---------  ---------
      Total.................................................      1,471        440
Unrecognized prior service cost.............................         --      1,690
Unrecognized net loss.......................................       (130)      (694)
                                                              ---------  ---------
Accrued post-retirement benefit obligation..................  $   1,341  $   1,436
                                                              ---------  ---------
                                                              ---------  ---------

    Significant assumptions employed in this valuation include a discount rate of 7.25% at December 31, 1995, and 7.50% at December 31, 1996. The pre-Medicare eligible healthcare cost trend rate is 8.0% for 1996 (6.0% for post-Medicare) declining by one percent each year through the year 2000 (1998 for post-Medicare), after which a rate of 5.0% is utilized for each year.

    The annual costs of post-retirement benefits are based on assumed discount rates set to reflect market conditions. If the healthcare cost trend rate was increased by one percentage point, the net post-retirement benefit expense for the year ended December 31, 1994, 1995 and 1996 and the accumulated post-retirement benefit obligation, as of December 31, 1995 and 1996 would not increase by a material amount.

    Axiohm sponsors an employee savings plan for certain U.S. employees which conforms to the provisions of Section 401(k) of the Internal Revenue Code. Axiohm also provides certain defined pension benefits (based on years of service) to certain categories of employees.

    Axiohm's obligations under these plans for 1994, 1995 and 1996 were not material.

15. SHAREHOLDERS' EQUITY

    A. SHARE CAPITAL

        On June 24, 1996, Axiohm completed a private offering of 405 Common Shares "A," and 2,735 Common Shares "B" to an employee of Axiohm and two institutional investors, respectively, from which it received total proceeds of $3,807, net of offering costs of $39.

        Common Shares "B" have substantially the same terms as Common Shares "A" except for their economic rights (represented by CERTIFICATS
    D'INVESTISSEMENTS) and their voting rights (represented by CERTIFICATS DE DROIT DE VOTE) which can be separated and sold individually.

        On the same date, Axiohm increased the par value of its Common Shares from FF 100 to FF 500.

    B. RETAINED EARNINGS

        At December 31, 1996, Axiohm's distributable retained earnings amounted to $11,025 and would be subject to $2,851 of additional withholding tax, "PRECOMPTE," in case of distribution. The withholding tax would be recorded in equity as part of the dividend paid to shareholders and shareholders

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

15. SHAREHOLDERS' EQUITY (CONTINUED)
    receiving the dividend would be entitled to a tax credit "AVOIR FISCAL" at least equal to the withholding tax paid, under conditions provided for in relevant tax treaties under French law.

    C. STOCK OPTIONS

        On December 15, 1995, the shareholders of Axiohm implemented a stock option plan authorizing the Board of Directors to issue stock options for the subscription of a maximum of 1,583 shares of Axiohm's Common Stock.

        On February 19, 1996, the Board of Directors granted all 1,583 options (to acquire one share of Common Stock each) to an officer of Axiohm at an exercise price of FF 6,050 which approximated the fair value of the underlying shares on the date of grant.

        The options are valid for ten years (until December 31, 2005) and become exercisable ratably over five years. Non-vested options become void upon termination of employment. The plan also allows for accelerated vesting upon certain conditions and events including a public offering of Axiohm's stock and specified changes in the existing ownership of Axiohm.

        As of December 31, 1996, all 1,583 options (none of which are exercisable) remained outstanding.

        Had compensation costs for Axiohm's stock option plan been determined consistent with the fair value approach set forth in SFAS No. 123, Axiohm's net income for the year ended December 31, 1996 would have been reduced to $6,726. The fair value of the options granted is estimated on the date of grant using the minimum value method with the following assumptions: 3.9% dividend yield, a risk free interest rate of 6.35%, an expected option life of 10 years and no forfeitures.

16. FOREIGN CURRENCY HEDGES

    At December 31, 1996, Axiohm's portfolio consisted of five foreign exchange contracts to sell $4.5 million at an average rate of $1 = FF 5.17 and one option to sell $3.0 million at August 29, 1997 at the rate of FF 5.15 for $1. The option was acquired at a cost of $76.

17. RELATED PARTY TRANSACTIONS

    Axiohm purchased from Dardel Technologies, a significant shareholder (44% ownership) of Axiohm, services including insurance coverage, telecommunications and legal and management assistance. These services amounted to $1,029, $995 and $991 in fiscal years 1994, 1995 and 1996, respectively. In addition, Dardel Technologies sub-leases to Axiohm S.A. office space that it leases from a company owned by three directors of Axiohm S.A. These sub-lease payments to Dardel Technologies amounted to $130, $291 and $279 in 1994, 1995 and 1996, respectively. This same company also provided office management services to Axiohm S.A. for an amount of $202, $288 and $263 in 1994, 1995 and 1996, respectively. The terms of such transactions approximate those of an arm's length transaction with an unrelated party.

    Axiohm provided selling and commercial services to Enerdis S.A., a subsidiary of Dardel Technologies for an amount of $0, $93 and $132 in the years ended December 31, 1994, 1995 and 1996, respectively. The terms of such transactions approximate those of an arm's length transaction with an unrelated party.

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

17. RELATED PARTY TRANSACTIONS (CONTINUED)
    In 1994, 1995 and 1996, Axiohm participated in a cash pooling agreement with Dardel Technologies allowing it to borrow or loan cash as considered necessary. At December 31, 1996, Axiohm S.A. had an outstanding loan with Dardel Technologies amounting to $1,832 and bearing interest at 6.42% which was recorded in other current assets. This loan was reimbursed in April 1997 and the cash pooling agreement has been subsequently terminated. The terms of such transactions approximate those of an arm's length transaction with an unrelated party.

18. GEOGRAPHICAL INFORMATION

    Axiohm operates predominantly in a single industry as a manufacturer and service provider of thermal and impact printing equipment. Axiohm has operations in France, the United States, Hong Kong and Japan. Transfers between geographic areas primarily represent intercompany export sales of approximately $3.7 million, $8.7 million and $17.3 million in 1994, 1995 and 1996, respectively. These produced goods are accounted for based on established sales prices between the related companies. In computing income from operations for foreign subsidiaries, no allocations of general corporate expenses, interest or income taxes have been made.

YEAR ENDED DECEMBER 31, 1994

                                                                     NORTH
                                                         EUROPE     AMERICA     ASIA     ELIMINATIONS  CONSOLIDATED
                                                        ---------  ---------  ---------  ------------  ------------
Sales to unaffiliated customers.......................  $  20,613  $   3,339  $      --   $       --    $   23,952
Other revenues........................................        858         --         --           --           858
Transfer between geographic areas.....................      3,188        507         21       (3,716)           --
                                                        ---------  ---------  ---------  ------------  ------------
Total revenues........................................  $  24,659  $   3,846  $      21   $   (3,716)   $   24,810
                                                        ---------  ---------  ---------  ------------  ------------
                                                        ---------  ---------  ---------  ------------  ------------
Operating profit/(loss)...............................  $   1,889  $     342  $    (332)  $       --    $    1,899
Net income/(loss).....................................  $   1,499  $     268  $    (337)  $       --    $    1,430
Total assets at December 31, 1994.....................  $  22,578  $  21,327  $     103   $   (9,255)   $   34,753

YEAR ENDED DECEMBER 31, 1995

                                                                     NORTH
                                                         EUROPE     AMERICA     ASIA     ELIMINATIONS  CONSOLIDATED
                                                        ---------  ---------  ---------  ------------  ------------
Sales to unaffiliated customers.......................  $  17,317  $  54,099  $     739   $       --    $   72,155
Transfer between geographic areas.....................      8,716         --         --       (8,716)           --
                                                        ---------  ---------  ---------  ------------  ------------
Total revenues........................................  $  26,033  $  54,099  $     739   $   (8,716)   $   72,155
                                                        ---------  ---------  ---------  ------------  ------------
                                                        ---------  ---------  ---------  ------------  ------------
Operating profit/(loss)...............................  $      68  $   5,540  $    (528)  $     (324)   $    4,756
Net income/(loss).....................................  $    (177) $   2,862  $    (561)  $     (194)   $    1,930
Total assets at December 31, 1995.....................  $  24,089  $  26,184  $     318   $  (10,407)   $   40,184

                                  AXIOHM S.A.

           (IN THOUSANDS OF U.S. DOLLARS, EXCEPT AS OTHERWISE STATED)

18. GEOGRAPHICAL INFORMATION (CONTINUED)
YEAR ENDED DECEMBER 31, 1996

                                                                     NORTH
                                                         EUROPE     AMERICA     ASIA     ELIMINATIONS  CONSOLIDATED
                                                        ---------  ---------  ---------  ------------  ------------
Sales to unaffiliated customers.......................  $  20,367  $  73,625  $   1,310   $       --    $   95,302
Transfer between geographic areas.....................     17,335         --         --      (17,335)           --
                                                        ---------  ---------  ---------  ------------  ------------
Total revenues........................................  $  37,702  $  73,625  $   1,310   $  (17,335)   $   95,302
                                                        ---------  ---------  ---------  ------------  ------------
                                                        ---------  ---------  ---------  ------------  ------------
Operating profit/(loss)...............................  $   4,075  $   7,613  $    (445)  $     (192)   $   11,051
Net income/(loss).....................................  $   3,100  $   4,265  $    (504)  $      (57)   $    6,804
Total assets at December 31, 1996.....................  $  25,732  $  28,640  $     599   $  (10,993)   $   43,978

19. SUBSEQUENT EVENTS: MERGER WITH DH TO COMBINE OPERATIONS

    On August 12, 1997, Axiohm closed a tender offer to acquire approximately 7,000,000 shares of DH Technology Inc. ("DH"). The tender offer was made pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated July 14, 1997 between both companies. The Merger Agreement provides for a subsequent merger of Axiohm into DH which will result in Axiohm becoming a wholly-owned subsidiary of DH; however, as a result of the tender offer and related transactions, the former shareholders of Axiohm will own approximately 85% of the merged entities and, therefore, for financial purposes, the transaction will be accounted for in a manner similar to a reverse acquisition whereby Axiohm will be the acquiror and DH will be the acquired entity.

    The Tender Offer was financed through the incurrence of $166.2 million of senior indebtedness (the "Tender Credit Facility") and the issuance of $24.0 million of preferred stock of Axiohm IPB, a wholly owned subsidiary of Axiohm (collectively the "Tender Financing"). The Tender Credit Facility is repayable on the earlier of (i) the effective time of the Merger or (ii) October 3, 1997. The Preferred Stock is mandatorily redeemable on the earlier of (i) February 17, 1998 and (ii) the closing date of the merger. In the event the Merger does not close and if the Preferred Stock is not redeemed by February 17, 1998, Axiohm is committed to take actions which would have a material adverse effect on Axiohm's existing security holders and Axiohm's financial condition, results of operations and liquidity. Management expects to refinance the Tender Financing through the issuance of $100.0 million of senior subordinated notes and the incurrence of debt under a new credit facility. In the event Axiohm does not issue the senior subordinated notes, management expects to refinance the Tender Financing through the incurrence of debt under alternative financing facilities.

                                  AXIOHM S.A.

                           CONSOLIDATED BALANCE SHEET

                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                              NOTE      DECEMBER 31, 1996  JUNE 30, 1997
                                                                              -----     -----------------  -------------
                                                                                                            (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents..............................................                   $   1,839       $     1,932
  Accounts receivable, net...............................................           2          10,552            15,519
  Inventories, net.......................................................           3          13,900            14,526
  Loan to related party..................................................                       1,832                --
  Other current assets...................................................                       1,454             1,518
                                                                                              -------      -------------
    Total current assets.................................................                      29,577            33,495

Property, plant and equipment, net.......................................                      11,235            11,839
Goodwill.................................................................                       2,606             2,504
Other assets.............................................................                         560               992
                                                                                              -------      -------------

    Total assets.........................................................                   $  43,978       $    48,830
                                                                                              -------      -------------
                                                                                              -------      -------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.......................................................                   $   7,480       $     8,525
  Bank overdraft.........................................................                          --               935
  Current portion of long-term debt......................................           4           1,267             3,089
  Current portion of capital lease and financing obligation..............                         139               139
  Current portion of government grant obligations........................                         916               875
  Other current liabilities..............................................                       5,703             5,504
                                                                                              -------      -------------
    Total current liabilities............................................                      15,505            19,067

Long-term debt...........................................................           4           4,821             4,239
Capital lease and financing obligation...................................                       1,543             1,323
Government grant obligations.............................................                       1,846             1,018
Deferred income taxes....................................................                       1,557             1,501
Other long-term liabilities..............................................                       2,273             2,358
                                                                                              -------      -------------
    Total liabilities....................................................                   $  27,545       $    29,506
                                                                                              -------      -------------
Commitments and contingencies............................................           6              --                --

Shareholders' equity:
  Common stock, ordinary shares "A" par value FF 500, 38,405 shares
    authorized and outstanding at June 30, 1997..........................           5       $   3,579       $     3,579
  Common stock, ordinary shares "B" par value FF 500, 2,735 shares
    authorized and outstanding at June 30, 1997..........................                         262               262
  Capital in excess of par value.........................................                         326               326
  Retained earnings......................................................                      12,149            15,357
  Foreign currency translation adjustment................................                         117              (200)
                                                                                              -------      -------------

    Total Shareholders' Equity...........................................                      16,433            19,324
                                                                                              -------      -------------

    Total Liabilities and Shareholders' Equity...........................                   $  43,978       $    48,830
                                                                                              -------      -------------
                                                                                              -------      -------------

   The accompanying notes are an integral part of the consolidated financial statements.

                                  AXIOHM S.A.

                        CONSOLIDATED STATEMENT OF INCOME

                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                        NOTE
                                                                     -----------          FOR THE SIX MONTHS
                                                                                            ENDED JUNE 30,
                                                                                  ----------------------------------
                                                                                        1996              1997
                                                                                  ----------------  ----------------
                                                                                    (UNAUDITED)       (UNAUDITED)
Revenue............................................................       2          $   46,409        $   56,614
Costs and expenses:
  Costs of products sold...........................................                     (31,576)          (38,799)
  Selling, general and administrative..............................                      (5,283)           (5,664)
  Research and development.........................................                      (3,057)           (3,624)
  Goodwill amortization............................................                         (92)             (102)
                                                                                       --------          --------
Total costs and expenses...........................................                     (40,008)          (48,189)
                                                                                       --------          --------
Income from operations.............................................                       6,401             8,425

Interest income....................................................                          13                63
Interest expense...................................................                        (679)             (362)
Other income.......................................................                       1,193                62
                                                                                       --------          --------
Income before income taxes.........................................                       6,928             8,188
Provision for income taxes.........................................                      (2,690)           (3,212)
                                                                                       --------          --------
Net income.........................................................                  $    4,238        $    4,976
                                                                                       --------          --------
                                                                                       --------          --------

   The accompanying notes are an integral part of the consolidated financial statements.

                                  AXIOHM S.A.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                         (IN THOUSANDS OF U.S. DOLLARS)

                                                                                             FOR THE SIX MONTHS
                                                                                               ENDED JUNE 30,
                                                                                          ------------------------
                                                                                             1996         1997
                                                                                          -----------  -----------
                                                                                          (UNAUDITED)  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................................................................   $   4,238    $   4,976
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.......................................................       1,364        1,681
    Deferred income taxes...............................................................         540         (205)
    Provision for inventory obsolescence................................................         267          166
    Provision for long-term liabilities.................................................         155          (39)
    Other...............................................................................         (49)           3
  Effect on cash of changes in operating assets and liabilities:
    (Increase) in accounts receivable...................................................      (3,725)      (5,370)
    (Increase)/decrease in inventories..................................................       2,105       (1,241)
    (Increase)/decrease in other current assets.........................................          70          160
    (Increase) in other assets..........................................................          --         (483)
    Increase in accounts payable........................................................       1,096        1,615
    Increase in other current liabilities...............................................         746            3
    Increase in income tax payable......................................................         622          894
                                                                                          -----------  -----------
    Net cash provided by operating activities...........................................   $   7,429    $   2,160
                                                                                          -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additional purchase price consideration for the acquisition of IPB....................          --         (552)
  Capital expenditures..................................................................      (1,404)      (2,421)
  Other.................................................................................          19           11
                                                                                          -----------  -----------
  Net cash used in investing activities.................................................   $  (1,385)   $  (2,962)
                                                                                          -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in bank overdraft............................................................         134          943
  Net borrowings under/repayments of lines of credit....................................        (336)       1,565
  Principal repayments under long-term debt.............................................      (7,738)        (196)
  (Repayments of)/Proceeds from government grants.......................................         100         (581)
  Principal repayments under financing obligations......................................         (55)         (84)
  Payment of dividends..................................................................        (411)      (1,768)
  Proceeds from stock issuance, net of issuance costs...................................       3,807           --
  Proceeds/(repayment) of loans to/(from) related parties...............................        (200)       1,713
                                                                                          -----------  -----------
Net cash provided by/(used) in financing activities.....................................   $  (4,699)   $   1,592
                                                                                          -----------  -----------
Effect of foreign exchange rate changes on cash and cash equivalents....................   $      81    $    (697)
                                                                                          -----------  -----------
Change in cash and cash equivalents.....................................................       1,426           93
Cash and cash equivalents at beginning of period........................................         636        1,839
                                                                                          -----------  -----------
Cash and cash equivalents at end of period..............................................   $   2,062    $   1,932
                                                                                          -----------  -----------
                                                                                          -----------  -----------
SUPPLEMENTAL CASH FLOW DISCLOSURES:
CASH PAID DURING THE PERIOD FOR:
  Interest..............................................................................   $     635    $     351
  Income taxes, net of refunds..........................................................       1,500        2,433
NON-CASH TRANSACTIONS
  Capital lease obligation..............................................................   $     163    $      20

   The accompanying notes are an integral part of the consolidated financial statements.

                                  AXIOHM S.A.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

      (ALL AMOUNTS IN THOUSANDS OF US DOLLARS, EXCEPT AS OTHERWISE STATED)

1. BASIS OF PRESENTATION

    The Axiohm unaudited consolidated interim financial statements presented herein have been prepared in accordance with United States generally accepted accounting principles. In the opinion of management, these interim financial statements reflect all adjustments, which include only those of a normal recurring nature, necessary to fairly present Axiohm's financial position, results of operations and cash flows as of and for the six months ended June 30, 1997 and 1996. These interim financial statements should be read in conjunction with the audited financial statements and notes thereto for the years ended December 31, 1994, 1995 and 1996.

2. ACCOUNTS RECEIVABLE, NET

                                                              DECEMBER 31, 1996  JUNE 30, 1997
                                                              -----------------  -------------
                                                                                  (UNAUDITED)
Trade accounts receivable...................................      $  10,690       $    15,607
Less allowance for doubtful accounts........................           (138)              (88)
                                                                    -------      -------------
Accounts receivable, net....................................      $  10,552       $    15,519
                                                                    -------      -------------
                                                                    -------      -------------

    For the six months ended June 30, 1996 and 1997, revenue in the amounts of $25,735 and $26,657, respectively, came from sales to NCR (formerly AT&T GIS), representing approximately 55% and 47% of Axiohm's total revenue, respectively. At December 31, 1996 and June 30, 1997, accounts receivable from this customer were $2,860 and $6,981, respectively. All amounts are due within one year.

3. INVENTORIES, NET

                                                              DECEMBER 31, 1996  JUNE 30, 1997
                                                              -----------------  -------------
                                                                                  (UNAUDITED)
Raw material and components.................................      $  13,345       $    15,101
Work in progress............................................            949               563
Semi-finished and finished goods............................          1,793             1,129
                                                                    -------      -------------
                                                                     16,087            16,793

Less allowance for obsolescence.............................         (2,187)           (2,267)
                                                                    -------      -------------
Inventories, net............................................      $  13,900       $    14,526
                                                                    -------      -------------
                                                                    -------      -------------

                                  AXIOHM S.A.

      (ALL AMOUNTS IN THOUSANDS OF US DOLLARS, EXCEPT AS OTHERWISE STATED)

4. LONG-TERM DEBT

    Axiohm has entered into borrowing arrangements with various banks for loans denominated in French Francs (FF), US Dollars (USD) and Japanese Yen ("JPY").

                                                                                      DECEMBER 31,   JUNE 30,
                                                                                          1996         1997
                                                                                      ------------  -----------
                                                                                                    (UNAUDITED)
Revolving credit line up to $8,000, the first $3,000 at lender's prime rate plus three quarters (9.50% at December 31, 1996 and 9.25% at June 30, 1997), the next
  $5,000 at lender's prime rate plus one quarter (9.00% at December 31, 1996 and
  8.75% at June 30, 1997); payable in full January 1, 1998; secured by inventory,
  accounts receivable, contract rights, equipment and general intangibles...........   $    1,174    $   2,414
Revolving credit line in FF, USD or JPY up to an equivalent amount of FF 4.5 million at the quarterly weighted average interest rate on the Interbank Money Market plus
  1.0% or lender's prime rate plus 1.0%, respectively, at June 30, 1997; payable in
  full January 1, 1998; secured by accounts receivable..............................           --          325
Bank mortgage loan at lender's prime rate plus three quarters; (9.50% at December
  31, 1996 and 9.25% at June 30, 1997), payable in monthly instalments of $44
  (including interest) through 1997, amortized on twelve-year schedule beginning in
  1998, with balloon for full outstanding balance due January 1, 2000;
  collateralized by building, machinery and equipment...............................        3,868        3,776
Two bank loans in FF (three in 1996) at rates between 4.60% and 7.25% payable from
  1997 to 2002; secured by equipment................................................        1,046          813
                                                                                      ------------  -----------
                                                                                       $    6,088    $   7,328
Less current portion................................................................       (1,267)      (3,089)
                                                                                      ------------  -----------
Total long-term debt................................................................   $    4,821    $   4,239
                                                                                      ------------  -----------
                                                                                      ------------  -----------

    Commitment fees on the total amount of the revolving credit line in USD are payable annually at an annual rate of 0.25%.

5. SHAREHOLDERS' EQUITY

    A. SHARE CAPITAL

        On June 24, 1996, Axiohm completed a private offering of 405 Common shares (A), and 2,735 Common shares (B) to an employee of Axiohm and two institutional investors, respectively, from which it received total proceeds of $3,807, net of offering costs of $39.

        Common Shares (B) have substantially the same terms as common shares (A) except for their economic rights (represented by CERTIFICATS
    D'INVESTISSEMENTS) and their voting rights (represented by CERTIFICATS DE DROIT DE VOTE) which can be separated and sold individually.

    On the same date Axiohm adjusted the par value of its common shares from FF 100 to FF 500.

                                  AXIOHM S.A.

      (ALL AMOUNTS IN THOUSANDS OF US DOLLARS, EXCEPT AS OTHERWISE STATED)

5. SHAREHOLDERS' EQUITY (CONTINUED)
    B. DIVIDENDS

        On June 24, 1996, Axiohm declared a cash dividend of FF 50 per share on Axiohm's Class A and B Common Stock which was paid to shareholders of record on June 24, 1996. The dividend was charged to retained earnings in the amount of $411.

        On May 14, 1997, Axiohm declared a cash dividend of FF 245 per share on Axiohm's Class A and B Common Stock which was paid to shareholders of record on May 14, 1997. The dividend was charged to retained earnings in the amount of $1,768.

6. COMMITMENTS AND CONTINGENCIES

    In connection with the 1994 acquisition of what is now its Axiohm IPB subsidiary, Axiohm is contingently liable to the seller for up to $5.0 million annually for additional purchase consideration through December 31, 1997, based upon the subsidiary achieving certain sales levels. Any additional consideration paid will be treated as additional acquisition cost. During the six month period ended June 30, 1997, Axiohm paid $552 for contingent consideration resulting from fiscal 1996 sales performance.

    In connection with the purchase and improvement of manufacturing facilities in France, Axiohm negotiated in 1994 a $1.6 million grant (the "Grant") from various agencies of the French government. Axiohm is contingently liable to those agencies for the repayment, in whole or in part, of the Grant in the event that Axiohm does not meet the requirements of the Grant, which include minimum employment levels through 1997, minimum capital expenditures and continued use of the building throughout the lease term.

7. SUBSEQUENT EVENTS: MERGER WITH DH TO COMBINE OPERATIONS

    On August 12, 1997, Axiohm closed a tender offer to acquire approximately 7,000,000 shares of DH Technology Inc. ("DH"). The tender offer was made pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated July 14, 1997 between both companies. The Merger Agreement provides for a subsequent merger of Axiohm into DH which will result in Axiohm becoming a wholly-owned subsidiary of DH; however, as a result of the tender offer and related transactions, the former shareholders of Axiohm will own approximately 85% of the merged entities and, therefore, for financial purposes, the transaction will be accounted for in a manner similar to a reverse acquisition whereby Axiohm will be the acquiror and DH will be the acquired entity.

    The Tender Offer was financed through the incurrence of $166.2 million of senior indebtedness (the "Tender Credit Facility") and the issuance of $24.0 million of preferred stock of Axiohm IPB, a wholly owned subsidiary of Axiohm (collectively the "Tender Financing"). The Tender Credit Facility is repayable on the earlier of (i) the effective time of the Merger or (ii) October 3, 1997. The Preferred Stock is mandatorily redeemable on the earlier of (i) February 17, 1998 and (ii) the closing date of the merger. In the event the Merger does not close and if the Preferred Stock is not redeemed by February 17, 1998, Axiohm is committed to take actions which would have a material adverse effect on Axiohm's existing security holders and Axiohm's financial condition, results of operations and liquidity. Management expects to refinance the Tender Financing through the issuance of $100.0 million of senior subordinated notes and the incurrence of debt under a new credit facility. In the event Axiohm does not issue the senior subordinated notes, management expects to refinance the Tender Financing through the incurrence of debt under alternative financing facilities.

    (b) PRO FORMA FINANCIAL INFORMATION

                    INDEX TO PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Combined Balance Sheet as of June 30, 1997.........................         33

Unaudited Pro Forma Combined Statements of Operations for the Year Ended December 31,
  1996.................................................................................         34

Unaudited Pro Forma Combined Statements of Operations for the Six Months Ended June 30,
  1996.................................................................................         35

Unaudited Pro Forma Combined Statements of Operations for the Six Months Ended June 30,
  1997.................................................................................         36

Notes to the Unaudited Pro Forma Combined Financial Statements.........................         37

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    The Unaudited Pro Forma Combined Financial Information set forth below is based on the historical financial statements of Axiohm S.A. and DH after giving effect to the purchase method of accounting and other adjustments relating to the Transactions (exclusive of the effect of the Tender Financing) for the periods ended and as of the dates indicated. The Unaudited Pro Forma Combined Balance Sheet gives effect to the Transactions (exclusive of the effect of the Tender Financing) as of June 30, 1997. The Unaudited Pro Forma Combined Statements of Operations are presented to give effect to the Transactions (exclusive of the effect of the Tender Financing) as if each had been consummated on January 1, 1996 for the fiscal year ended December 31, 1996 and the six months ended June 30, 1996 and on January 1, 1997 for the six months ended June 30, 1997.

    The Unaudited Pro Forma Combined Financial Information set forth below reflects pro forma adjustments that are based upon available information and certain assumptions that the Company believes are reasonable. In preparing the Unaudited Pro Forma Combined Financial Information, the Company believes it has utilized reasonable methods to conform the basis of the presentation. The Unaudited Pro Forma Combined Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or results of operations of the Company had the Transactions described above occurred on the indicated dates or been in effect for the periods presented.

    The Unaudited Pro Forma Combined Financial Information should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of Axiohm S.A. and DH, including in each case, the related notes thereto, included elsewhere herein, and with other financial information pertaining to the Company including "Use of Proceeds," "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Offering Memorandum.

                       AXIOHM TRANSACTION SOLUTIONS, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 JUNE 30, 1997
                             (DOLLARS IN THOUSANDS)

                                                                  HISTORICAL                       THE COMPANY
                                                           ------------------------   PRO FORMA     PRO FORMA
                                                           AXIOHM S.A.      DH       ADJUSTMENTS    COMBINED
                                                           -----------  -----------  -----------  -------------
ASSETS
Current assets:
  Cash and cash equivalents (including short-term
    investment securities held to maturity)..............   $   1,932    $  45,911    $ (47,843) (7)  $        --
  Accounts receivable, net...............................      15,519       15,205           --         30,724
  Inventories............................................      14,526       12,947           --         27,473
  Other..................................................       1,518        2,855           --          4,373
                                                           -----------  -----------  -----------  -------------
    Total current assets.................................      33,495       76,918      (47,843)        62,570

Property, plant and equipment, net.......................      11,839        8,648           --         20,487
Intangible assets........................................       2,504        4,971       82,960(8)       90,435
Other assets.............................................         992        3,254        6,750(7)       10,996
                                                           -----------  -----------  -----------  -------------
    Total assets.........................................   $  48,830    $  93,791    $  41,867    $   184,488
                                                           -----------  -----------  -----------  -------------
                                                           -----------  -----------  -----------  -------------
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Bank overdraft.........................................   $     935    $      --    $      --    $       935
  Accounts payable.......................................       8,525        6,005           --         14,530
  Current portion of long-term debt and other long-term
    obligations..........................................       4,103          550           --          4,653
  Accrued payroll........................................          --        2,547           --          2,547
  Other accrued expenses.................................       5,504        3,799           --          9,303
  Income taxes payable...................................          --        2,631           --          2,631
                                                           -----------  -----------  -----------  -------------
    Total current liabilities............................      19,067       15,532           --         34,599

Long-term debt and other long-term obligations...........       6,580        2,339      162,097(9)      171,016
Other long-term liabilities..............................       2,358           --           --          2,358
Deferred taxes...........................................       1,501           --           --          1,501
                                                           -----------  -----------  -----------  -------------
    Total liabilities....................................      29,506       17,871      162,097        209,474
                                                           -----------  -----------  -----------  -------------
Shareholders' equity (deficit):
  Common Stock...........................................       3,841       13,340        6,874 (10       24,055
  Additional paid in capital.............................         326           --         (326)  10)           --
  Retained earnings (deficit)............................      15,357       62,590     (126,788)  10)      (48,841)
  Foreign currency translation adjustment................        (200)         (10)          10 (10         (200)
                                                           -----------  -----------  -----------  -------------
    Total shareholders' equity (deficit).................      19,324       75,920     (120,230)       (24,986)
                                                           -----------  -----------  -----------  -------------
    Total liabilities and shareholders' equity
      (deficit)..........................................   $  48,830    $  93,791    $  41,867    $   184,488
                                                           -----------  -----------  -----------  -------------
                                                           -----------  -----------  -----------  -------------

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

                       AXIOHM TRANSACTION SOLUTIONS, INC.

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1996

                             (DOLLARS IN THOUSANDS)

                                                               HISTORICAL                            THE COMPANY
                                                         -----------------------   PRO FORMA          PRO FORMA
                                                         AXIOHM S.A.      DH      ADJUSTMENTS          COMBINED
                                                         -----------  ----------  ------------   --------------------
Net sales..............................................   $  95,302   $  115,784   $       --    $         211,086
Costs and expenses:
  Cost of net sales....................................      66,390       74,847           --              141,237
  Selling, general and administrative..................      11,013       15,207           --               26,220
  Research and development.............................       6,648        5,805           --               12,453
  Amortization of goodwill.............................         200          790       27,653(11)            28,643
                                                         -----------  ----------  ------------            --------
Total costs and expenses...............................      84,251       96,649       27,653              208,553
                                                         -----------  ----------  ------------            --------
Income (loss) from operations..........................      11,051       19,135      (27,653)               2,533
Other income...........................................       1,033           --           --                1,033
Interest income........................................         158        1,491       (1,649) (12)                --
Interest expense.......................................      (1,032)        (149)     (16,243) (13)           (17,424)
                                                         -----------  ----------  ------------            --------
Income (loss) before income taxes......................      11,210       20,477      (45,545)             (13,858)
Income taxes (benefit).................................       4,406        7,450       (6,620) (14)             5,236
                                                         -----------  ----------  ------------            --------
Net income (loss)......................................   $   6,804   $   13,027   $  (38,925)   $         (19,094)
                                                         -----------  ----------  ------------            --------
                                                         -----------  ----------  ------------            --------
OTHER DATA:
EBITDA (15)............................................                                          $          36,937
Depreciation and amortization..........................                                                     34,404
Cash interest expense (16).............................                                                     16,460
Capital expenditures...................................                                                      7,925
Ratio of EBITDA to cash interest expense...............                                                        2.2x

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

                       AXIOHM TRANSACTION SOLUTIONS, INC.

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1996
                             (DOLLARS IN THOUSANDS)

                                                           HISTORICAL                       THE COMPANY
                                                    ------------------------   PRO FORMA     PRO FORMA
                                                    AXIOHM S.A.      DH       ADJUSTMENTS    COMBINED
                                                    -----------  -----------  -----------  -------------
Net sales.........................................   $  46,409    $  57,406    $      --    $   103,815
Costs and expenses:
  Cost of net sales...............................      31,576       37,441           --         69,017
  Selling, general and administrative.............       5,283        7,509           --         12,792
  Research and development........................       3,057        2,702           --          5,759
  Amortization of goodwill........................          92          396       13,827 (11       14,315
                                                    -----------  -----------  -----------  -------------
Total costs and expenses..........................      40,008       48,048       13,827        101,883
                                                    -----------  -----------  -----------  -------------
Income (loss) from operations.....................       6,401        9,358      (13,827)         1,932
Other income......................................       1,193           --           --          1,193
Interest income...................................          13          719         (732)  12)           --
Interest expense..................................        (679)         (90)      (8,122)  13)       (8,891)
                                                    -----------  -----------  -----------  -------------
Income (loss) before income taxes.................       6,928        9,987      (22,681)        (5,766)
Income taxes (benefit)............................       2,690        3,662       (3,276)  14)        3,076
                                                    -----------  -----------  -----------  -------------
Net income (loss).................................   $   4,238    $   6,325    $ (19,405)   $    (8,842)
                                                    -----------  -----------  -----------  -------------
                                                    -----------  -----------  -----------  -------------
OTHER DATA:
EBITDA (15).......................................                                          $    18,647
Depreciation and amortization.....................                                               16,715
Cash interest expense (16)........................                                                8,409
Capital expenditures..............................                                                4,255
Ratio of EBITDA to cash interest expense..........                                                 2.2x

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

                       AXIOHM TRANSACTION SOLUTIONS, INC.

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                         SIX MONTHS ENDED JUNE 30, 1997

                             (DOLLARS IN THOUSANDS)

                                                          HISTORICAL                       THE COMPANY
                                                   ------------------------   PRO FORMA     PRO FORMA
                                                   AXIOHM S.A.      DH       ADJUSTMENTS    COMBINED
                                                   -----------  -----------  -----------  -------------
Net sales........................................   $  56,614   $    44,653   $      --    $   101,267
Costs and expenses:
  Cost of net sales..............................      38,799        29,342          --         68,141
  Selling, general and administrative............       5,664         8,004          --         13,668
  Research and development.......................       3,624         2,933          --          6,557
  Amortization of goodwill.......................         102           315      13,827 (11       14,244
  In-process technology, acquisition and other
    charges......................................          --        11,680 (17         --       11,680
                                                   -----------  -----------  -----------  -------------
Total costs and expenses.........................      48,189        52,274      13,827        114,290
                                                   -----------  -----------  -----------  -------------
Income (loss) from operations....................       8,425        (7,621)    (13,827)       (13,023)
Other income.....................................          62            --          --             62
Interest income..................................          63           816        (879)  12)           --
Interest expense.................................        (362)          (81)     (8,122)  13)       (8,565)
                                                   -----------  -----------  -----------  -------------
Income (loss) before income taxes................       8,188        (6,886)    (22,828)       (21,526)
Income taxes (benefit)...........................       3,212          (786)     (3,330)  14)         (904)
                                                   -----------  -----------  -----------  -------------
Net income (loss)................................   $   4,976   $    (6,100)  $ (19,498)   $   (20,622)
                                                   -----------  -----------  -----------  -------------
                                                   -----------  -----------  -----------  -------------
OTHER DATA:
EBITDA (15)......................................                                          $    15,645
Depreciation and amortization....................                                               16,988
Cash interest expense (16).......................                                                8,083
Capital expenditures.............................                                                3,376
Ratio of EBITDA to cash interest expense.........                                                  1.9x

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

         NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

    The Unaudited Pro Forma Combined Financial Statements have been prepared using the following facts and assumptions:

 (1) Purchaser acquired 7.0 million shares (87.6%) of DH's outstanding Common Stock at $25 per share for approximately $175.0 million.

 (2) DH acquired approximately 877,000 outstanding DH stock options for an aggregate consideration of $12.2 million.

 (3) The purchase price for DH, including the ownership in the Company represented by the non-tendered shares, based on a per share price of $20 per share and the cost of acquiring the 877,000 employee options, plus transaction costs of $3.8 million is approximately $210.9 million. The purchase price has been preliminarily allocated to the net assets (tangible and intangible) and in-process technology of DH (representing research and development for which there is no alternative future use) based on the estimated fair values at the date of acquisition with the excess of cost over fair value of the identifiable tangible and intangible assets and in-process technology allocated to goodwill.

    Goodwill is amortized over three years and the value of in-process technology will be written off immediately subsequent to consummation of the Merger.

 (4) Concurrently with the closing of this Offering, Purchaser will purchase all of the outstanding capital stock of Axiohm S.A. from Axiohm S.A. shareholders acquired in the Exchange for an aggregate of 5,518,524 of DH shares and an aggregate of $12.2 million in cash. Simultaneously with the Exchange, Axiohm S.A., Axiohm IPB and DH will effect the Acquisition of Purchaser in which Axiohm S.A. will cause Axiohm IPB to sell to DH, and DH will purchase from Axiohm IPB, all of the outstanding shares of the capital stock of Purchaser in exchange for DH's assumption, on a joint and several basis with Purchaser, of any and all obligations with respect to indebtedness incurred, or preferred stock issued, by Purchaser or Axiohm IPB in connection with the Tender Offer and the Exchange. Following the Exchange and the Acquisition of Purchaser, DH will effect the Merger in which Purchaser will be merged with and into DH and the DH shares owned by Purchaser (which have not been transferred in the Exchange) will be canceled. A reconciliation of the outstanding shares of DH from immediately preceding the Tender Offer to immediately following the Merger follows:

                                                                                (IN THOUSANDS)
                                                                                ---------------
DH shares outstanding immediately preceding the Tender Offer..................         7,994
DH shares canceled in the Merger..............................................        (1,481)
                                                                                      ------
DH shares outstanding immediately after the Merger............................         6,513
                                                                                      ------
                                                                                      ------

 (5) The allocation of the purchase price of DH to the fair market value of net assets acquired is based on preliminary estimates and may change based on the completion of additional analysis. Specifically, the allocation of the purchase price to the in-process technology as well as the potential allocations to other intangible assets and property, plant and equipment will ultimately be based on a valuation performed by an independent third party and is very preliminary in nature. In addition, the estimated life of the resulting goodwill is also preliminary and based upon further analysis, may also change.

    The Company anticipates that such analysis will be finalized within three months following the consummation of the Merger. Based on the preliminary analysis performed to date, the Company expects that the final purchase price allocation for in-process technology and goodwill will range from $45.0 million to $55.0 million and from $85.0 million to $95.0 million, respectively. The Unaudited Pro Forma Combined Statements of Income do not reflect the write-off of the anticipated $52.0 million of in-process technology that will be recorded in the financial statements of the combined company immediately following the consummation of the Merger. The Unaudited Pro Forma Combined Financial Statements do not reflect anticipated charges related to the settlement of common stock options of Axiohm S.A. outstanding immediately prior to the Merger. The total estimated charge of $3 million will be incurred ratably over a five-year period commencing at the Merger date.

    The Unaudited Pro Forma Combined Statements of Operations for the six months ended June 30, 1997 include the results of operations of the American Magnetics Corporation ("AMC") acquisition by DH only from April 1, 1997 (date of acquisition) to June 30, 1997.

    The Company believes that there are certain synergies resulting from the Merger that should result in cost savings which are not reflected in the Unaudited Pro Forma Combined Statements of Operations. The Company has identified over $11.0 million of potential annual cost savings it expects to achieve over a period of four years following the Merger. The Company expects to incur integration costs of approximately $6.0 million over the course of 1998 and 1999 related to the Merger and the aforementioned potential cost savings. In addition, the Company expects to realize approximately $1.6 million of annual cost savings related to lower personnel and occupancy costs resulting from the relocation of AMC's operations to Tijuana, Mexico from Carson, California, the effects of which are not reflected in the Unaudited Pro Forma Combined Statements of Operations.

 (6) Axiohm S.A.'s debt in the amount of $6.0 million will be repaid as a part of the Transactions.

    Pro forma adjustments reflect estimates which will be refined as additional information is obtained.

BALANCE SHEET:

 (7) Net adjustment to cash:

                                                                                    (DOLLARS IN
                                                                                    THOUSANDS)
                                                                                    -----------
Sources of cash:
  Indebtedness under New Credit Facility..........................................   $  48,100
  Proceeds from issuance of the Notes.............................................     120,000
                                                                                    -----------
    Total sources of cash.........................................................     168,100

Uses of cash:
  Cash payment to acquire DH shares and options...................................   $ 187,192
  Debt issuance and transaction costs.............................................      10,550
  Cash payment to Axiohm S.A. shareholders in the Exchange........................      12,198
  Repay existing current and long-term debt of Axiohm S.A.........................       6,003
                                                                                    -----------
    Total uses of cash............................................................   $ 215,943
                                                                                    -----------

Pro forma adjustment to cash......................................................     (47,843)
  Combined Axiohm S.A. and DH cash prior to Merger................................      47,843
                                                                                    -----------
  Pro forma cash..................................................................   $      --
                                                                                    -----------
                                                                                    -----------

 (8) Excess of the purchase price over the fair value of net assets acquired, which will be recorded as goodwill to be amortized over three years, determined as follows:

                                                                                    (DOLLARS IN
                                                                                    THOUSANDS)
                                                                                    -----------
Cash tendered for DH shares.......................................................   $ 175,000
Cash paid for redemption of DH options............................................      12,192
Cash paid for transaction costs...................................................       3,800
Fair value of non-tendered DH shares..............................................      19,888
                                                                                    -----------
Total purchase price..............................................................     210,880
Less estimated fair value of net assets acquired..................................     (75,920)
Less estimated purchase price allocated to in-process technology..................     (52,000)
                                                                                    -----------
Goodwill..........................................................................   $  82,960
                                                                                    -----------
                                                                                    -----------

 (9) Adjustment to long-term debt:

                                                                                    (DOLLARS IN
                                                                                    THOUSANDS)
                                                                                    -----------
Indebtedness under New Credit Facility............................................   $  48,100
Issuance of the Notes.............................................................     120,000
Repay existing current and long-term debt of Axiohm S.A...........................      (6,003)
                                                                                    -----------
Pro forma adjustment..............................................................   $ 162,097
                                                                                    -----------
                                                                                    -----------

(10) Elimination of retired portion of DH Common Stock, historical retained earnings (including the write-off of the portion of the purchase price allocated to in-process technology of $52.0 million) and foreign currency translation equity adjustment, recording of $12.2 million cash payment to Axiohm S.A. shareholders in the Exchange and the non-cash portion of the purchase price.

STATEMENTS OF OPERATIONS:

(11) Amortization of goodwill calculated on a straight line basis over three years.

(12) Since a portion of the acquisition is to be funded by existing cash, a pro forma adjustment is required to adjust for the interest income lost. Interest income not earned as a result of the use of cash to partially fund the transaction was approximately $1.5 million, $700,000 and $900,000 for the year ended December 31, 1996 and the six months ended June 30, 1996 and 1997, respectively.

(13) Adjustment to interest expense:

                                                                                    (DOLLARS IN
                                                                                    THOUSANDS)
                                                                                    -----------
For the year ended December 31, 1996:
Interest expense on historical Axiohm S.A. debt repaid in the Merger..............   $    (450)
Interest on New Credit Facility and Senior Subordinated Notes (at an assumed
  weighted average interest rate of 9.4%).........................................      15,729
Amortization of deferred debt issuance costs......................................         964
                                                                                    -----------
Pro forma total adjustment........................................................   $  16,243
                                                                                    -----------
                                                                                    -----------

For the six months ended June 30, 1997 and 1996:
Interest expense on historical Axiohm S.A. debt repaid in the Merger..............   $    (225)
Interest on New Credit Facility and Senior Subordinated Notes (at an assumed
  weighted average interest rate of 9.4%).........................................       7,865
Amortization of deferred debt issuance costs......................................         482
                                                                                    -----------
Pro forma total adjustment........................................................   $   8,122
                                                                                    -----------
                                                                                    -----------

    A 0.125% increase or decrease in the assumed weighted average interest rate would change annual pro forma interest expense by $210,000. The pro forma net losses would change by $132,000.

(14) Income tax effects of pro forma adjustments. Income taxes have been provided for all applicable adjustments at an assumed rate of 37% assuming that the amortization of goodwill is not deductible for tax purposes.

(15) EBITDA is defined as income (loss) from operations before depreciation and amortization, and in-process technology, acquisition and other charges. EBITDA does not represent cash flows as defined by generally accepted accounting principles and does not necessarily indicate that cash flows are sufficient to fund all of a company's cash needs. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to incur and service debt. However, EBITDA should not be considered in isolation or as a substitute for net income (loss) or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. EBITDA as defined here may differ from EBITDA as defined in other similar offerings and as such may not be comparable.

(16) Cash interest expense represents pro forma interest expense less amortization of deferred financing costs.

(17) Represents infrequent and unusual charges totaling $11.7 million consisting of $1.6 million of acquisition and other integration charges associated with the April 1997 acquisition of AMC and the Merger, a $7.2 million write down of intangible assets related to a prior acquisition, a $2.5 million write down of in-process technology and a $400,000 charge in connection with the discontinuance of certain product lines.

(c) EXHIBITS

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       2.1   Agreement and Plan of Merger dated as of July 14, 1997, among the Registrant, Axiohm S.A. and AX
             Acquisition Corporation--incorporated by reference to Exhibit (c)(1) of the Registrant's Schedule 14D-9
             dated July 16, 1997.

       2.2*  Purchase and Assumption Agreement, dated October 2, 1997, among Axiohm IPB, Purchaser and the
             Registrant.

       3.1*  Certificate of Ownership of the Registrant filed with the California Secretary of State on October 2,
             1997.

       3.2*  Amended and Restated Bylaws of the Registrant.

       4.1*  Indenture, dated as of October 2, 1997 among the Registrant, the Guarantors named therein and The Bank of New York, as trustee.

       4.2*  $117,300,000 9 3/4% Senior Subordinated Note due 2007 and Subsidiary Guarantee.

       4.3*  $2,350,000 9 3/4% Senior Subordinated Note due 2007 and Subsidiary Guarantee.

       4.4*  $350,000 9 3/4% Senior Subordinated Note due 2007 and Subsidiary Guarantee.

      10.1*  Registration Rights Agreement, dated as of October 2, 1997 among the Registrant, Axiohm S.A., Axiohm
             IPB, Inc., Dardel Technologies S.A., Stadia Colorado Corp., Cognitive Solutions, Inc. and Lehman
             Brothers Inc.

      10.2*  Purchase Agreement, dated September 25, 1997, among the Registrant, Axiohm IPB Inc., Cognitive
             Solutions, Inc., Stadia Colorado Corp. and Lehman Brothers Inc.

      10.3*  Employment Agreement between the Registrant and William H. Gibbs dated as of July 14, 1997.

      10.4*  Employment Agreement between the Registrant and Walter Sobon dated as of July 14, 1997.

      10.5*  Employment Agreement between the Registrant and Janet Shanks dated as of July 14, 1997.

      10.6*  Employment Agreement between the Registrant and David Ledwell dated as of July 14, 1997.

      10.7   Global Amendment and Assignment and Acceptance, dated as of October 20, 1997, among the Registrant, the several lenders and other financial institutions listed on the signature pages thereto, Union Bank of
             California, N.A., as successor administrative agent, Lehman Brother Inc., as arrangers, and Lehman
             Commercial Paper Inc. as resigning administrative agent and as Syndication agent and as a
             Lender--incorporated by reference to Exhibit 10.7 of the Registrant's registration statement on Form S-4
             (No. 333-41245) filed on November 28, 1997.

      10.8*  Guarantee and Collateral Agreement, dated as of October 2, 1997, between the Registrant, Lehman Brothers
             Inc., Lehman Commercial Paper Inc. and certain of Registrant's subsidiaries.

      23.1   Consent of Independent Accountants.

------------------------

*Previously filed.

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AXIOHM TRANSACTION SOLUTIONS, INC.

                                By:             /s/ JANET W. SHANKS
                                     -----------------------------------------
                                                  Janet W. Shanks
Dated: December 15, 1997                      Chief Accounting Officer

          INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K
                             DATED OCTOBER 2, 1997

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       2.1   Agreement and Plan of Merger dated as of July 14, 1997, among the Registrant, Axiohm S.A. and AX
             Acquisition Corporation--incorporated by reference to Exhibit (c)(1) of the Registrant's Schedule 14D-9
             dated July 16, 1997.

       2.2*  Purchase and Assumption Agreement, dated October 2, 1997, among Axiohm IPB, Purchaser and the
             Registrant.

       3.1*  Certificate of Ownership of the Registrant filed with the California Secretary of State on October 2,
             1997.

       3.2*  Amended and Restated Bylaws of the Registrant.

       4.1*  Indenture, dated as of October 2, 1997 among the Registrant, the Guarantors named therein and The Bank of New York, as trustee.

       4.2*  $117,300,000 9 3/4% Senior Subordinated Note due 2007 and Subsidiary Guarantee.

       4.3*  $2,350,000 9 3/4% Senior Subordinated Note due 2007 and Subsidiary Guarantee.

       4.4*  $350,000 9 3/4% Senior Subordinated Note due 2007 and Subsidiary Guarantee.

      10.1*  Registration Rights Agreement, dated as of October 2, 1997 among the Registrant, Axiohm, Axiohm IPB,
             Dardel Technologies S.A., Stadia Colorado Corp., Cognitive Solutions, Inc. and Lehman Brothers Inc.

      10.2*  Purchase Agreement, dated September 25, 1997, among the Registrant, Axiohm IPB, Cognitive Solutions,
             Inc., Stadia Colorado Corp. and Lehman Brothers Inc.

      10.3*  Employment Agreement between the Registrant and William H. Gibbs dated as of July 14, 1997.

      10.4*  Employment Agreement between the Registrant and Walter Sobon dated as of July 14, 1997.

      10.5*  Employment Agreement between the Registrant and Janet Shanks dated as of July 14, 1997.

      10.6*  Employment Agreement between the Registrant and David Ledwell dated as of July 14, 1997.

      10.7   Global Amendment and Assignment and Acceptance, dated as of October 20, 1997, among the Registrant, the several lenders and other financial institutions listed on the signature pages thereto, Union Bank of
             California, N.A., as successor administrative agent, Lehman Brother Inc., as arrangers, and Lehman
             Commercial Paper Inc. as resigning administrative agent and as Syndication agent and as a
             Lender--incorporated by reference to Exhibit 10.7 of the Registrant's registration statement on Form S-4
             (No. 333-41245) filed on November 28, 1997.

      10.8*  Guarantee and Collateral Agreement, dated as of October 2, 1997, between the Registrant, Lehman Brothers
             Inc., Lehman Commercial Paper Inc. and certain of Registrant's subsidiaries.

      23.1   Consent of Independent Accountants.

------------------------

*Previously filed.